Exhibit 21

Subsidiaries as of March 30, 2011

City Zone Holdings Limited, a British Virgin Islands company.

Most Smart International Limited, a Hong Kong company.

Redsun Technology Company Limited, a wholly-foreign owned enterprise (“WOFE”), incorporated in the People’s Republic of China.

Shenzhen JiRuHai Technology Co. Limited, which is incorporated in the People’s Republic of China.

Detian Yu Biotechnology Co. Limited, is incorporated in the People’s Republic of China.

Jinzhong Deyu Agriculture Trading Co. Limited, which is incorporated in the People’s Republic of China.

Jinzhong Yongcheng Agriculture Trading Co. Limited, which is incorporated in the People’s Republic of China.

Jinzhong Yuliang Agriculture Trading Co. Limited, which is incorporated in the People’s Republic of China.

Beijing Jundaqianyuan Investment Management Co., Ltd. is incorporated in the People’s Republic of China.

Jinzhong Longyue Investment Consultancy Services Co., Ltd. is incorporated in the People’s Republic of China.

Deyufarm Innovation Food (Beijing) Co., Ltd.  is incorporated in the People’s Republic of China.

Sichuan HaoLiangXin Instant Food Co., Ltd. is incorporated in the People’s Republic of China.

Beijing Xinggu Deyufarm Food Co., Ltd is incorporated in the People’s Republic of China.

CURRENT CORPORATE CHART

Deyu Agriculture Corp. (Nevada)
100%
City Zone Holdings Limited (British Virgin Islands)
100%
Most Smart International Ltd (Hong Kong)
Offshore (Non-PRC companies)
100%
Redsun Technology (Shenzhen) Co. Limited (PRC)
Onshore (PRC companies)
100%
Shenzhen JiRuHai Technology Co. Limited (PRC)
100%
Detian Yu Biotechnology (Beijing) Co. Limited (PRC)
100%
100%
100%
100% (a)
100% (b)
Jinzhong Deyu Agriculture Trading Limited (PRC)
Jinzhong Yongcheng Agriculture Trading Ltd (PRC)
Jinzhong Yuliang Agriculture Trading Co. Ltd (PRC)
Beijing Jundaqianyuan Investment Management Co. Ltd (PRC)
Jinzhong Longyue Investment Consultancy Services Co. Ltd. (PRC)
SBCVC Fund III Co. Ltd. (Third Party)
14.2857%
50%
35.7143%
Deyufarm Innovation Food (Beijing) Co. Ltd (a Chinese-foreign JV)
100%
100%
100%
Sichuan HaoLiangXin Instant Food Co. Ltd. (PRC)
Tianjin Deyufarm Food Co. Ltd. (PRC)
Beijing Xinggu Deyufarm Food Co. Ltd (PRC)
Note:
(a) & (b) - Control effected through VIE arrangement